UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

Commission File Number: 000-56381

OKMIN RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	85-4401166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16501 Ventura Boulevard, Suite 400, Encino, CA 91436

(Address of principal executive offices)(Zip Code)

(818) 201-3727

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Company has assigned its 50% interest in the West Sheppard Pool project to Sheppard Pool Operating, LLC, the operator of the project. After Sheppard Pool Operating has received $22,850 in revenue from the project, the Company will receive a 10% overriding royalty interest (“ORRI”) in the project. Sheppard Pool may elect to reduce the 10% ORRI to 5% by a one-time payment of $100,000 to the Company within 4 years of the effective date of the agreement.

Item. 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	News Release dated November 18, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Okmin Resources Inc.

Dated: November 18, 2024	By:	/s/ Jonathan Herzog
Jonathan Herzog
Chief Executive Officer